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                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                            WOODS EQUIPMENT COMPANY
                    15% Senior Discount Debentures due 2011

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated October 26, 1999 (the "Prospectus"), of Woods Equipment Company, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 15% Senior Discount Debentures due 2011 (the "Debentures") held by you for the account of the undersigned.

   The aggregate face amount at maturity of the Debentures held by you for the account of the undersigned is (fill in amount):

   $ of the 15% Senior Discount Debentures due 2011

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_]TO TENDER the following Debentures held by you for the account of the undersigned (insert principal amount at maturity of Debentures to be tendered, if any): $

  [_]NOT TO TENDER any Debentures held by you for the account of the undersigned.

   If the undersigned instruct you to tender the Debentures held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that the undersigned's principal residence is in the state of (fill in state) , (i) the undersigned is acquiring the Exchange Debentures in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Debentures, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Debentures must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the New Debentures acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offers--Resale of the Exchange Securities," and the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company or any Subsidiary; to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Debentures.

 [_]Check this box if the Beneficial Owner of the Debentures is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Debentures for its own account as a result of market-making activities or other trading activities. If this box is checked, please send via facsimile a copy of these Instructions to Woods Equipment Company, attention Chief Financial Officer, facsimile (815) 381-6047.

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                                   SIGN HERE
 Name of beneficial owner(s): ________________________________________________
 Signature(s): _______________________________________________________________
 Name (please print): ________________________________________________________
 Address:_____________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 Telephone number: ___________________________________________________________
 Taxpayer Identification or Social Security Number: __________________________
 Date: _______________________________________________________________________